UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 03, 2012

Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 795-1800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 3, 2012, Emergent BioSolutions Inc. (the “Company”) entered into a third amendment (the “Lease Amendment”) to its lease agreement dated June 27, 2006 with Brandywine Research LLC (“Brandywine”). Currently, the Company leases approximately 33,000 square feet of space under its lease agreement with Brandywine (as previously amended, the “Lease”) at 2273 Research Boulevard, Rockville, Maryland, the location of the Company’s headquarters.  The Lease Amendment expands the leased premises to include approximately 8,000 square feet of additional space (the “Expansion Premises”).  The term of the Company’s Lease remains unchanged and will expire on December 31, 2016.

Under the terms of the Lease Amendment, the Company’s obligation to pay rent for the Expansion Premises is waived for a period of approximately six months.  Thereafter, the Company’s monthly basic rent for the Expansion Premises is as follows:  $18,245 from September 1, 2012 until February 28, 2013, $18,745 from March 1, 2013 until February 28, 2014, $19,266 from March 1, 2014 until February 28, 2015, $19,793 from March 1, 2015 until February 29, 2016 and $20,333 from March 1, 2016 until December 31, 2016.

The foregoing is a summary description of certain terms of the Lease Amendment and is qualified in its entirety by reference to the Lease Amendment, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 08, 2012	EMERGENT BIOSOLUTIONS INC.
	By:	/s/ R. Don Elsey R. Don Elsey Chief Financial Officer